UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 27, 2018

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices)

(510) 897-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Compensatory Arrangements of Interim President and Chief Executive Officer and Chief Financial Officer, Mr. Elias Nader

 As previously announced and effective January 26, 2018, Mr. Elias Nader was appointed Interim President and Chief Executive Officer, in addition to his role as Senior Vice President and Chief Financial Officer of Sigma Designs, Inc. (the “Company”). Further, on February 25, 2018, he was also elected as a member of the Board of Directors.

To encourage Mr. Nader’s continued employment with the Company through the Company’s liquidation and winding up process, the Company revised the terms of his employment and instituted a retention plan for him (the “Retention Plan”). The Compensation Committee of the Company approved the Retention Plan on May 27, 2018, and Mr. Nader and the Company executed the Retention Plan on May 27, 2018. Under the terms of the Retention Plan, Mr. Nader’s base salary was increased to $394,200 with a catch-up period from January 26, 2018 through May 25, 2018.

Additionally, Mr. Nader is eligible to earn the following bonus amounts upon achievement of the specified milestones outlined below, subject to his continued employment through the date the Board of Directors certifies each achievement:

●	A one-time payment of $50,000 following complete wind down or closing of the sale of the Company’s mobile IOT business; and
●	A one-time payment of $250,000 upon the complete wind down or liquidation of the Company.

The determination of the completion of the wind down and/or liquidation of the Company will be made at the reasonable discretion of the Board of Directors.

In addition and upon execution of the Retention Plan by Mr. Nader, the Company awarded Mr. Nader a one-time bonus payment of $100,000 for his contributions to the completion of the sale of the Company’s Z-Wave business to Silicon Labs, a one-time bonus payment of $75,000 for his contributions to the completion of the sale of the Company’s Wired Connectivity business and a one-time bonus payment of $75,000 for his contributions to the completion of the sale of the Company’s Smart TV and Set-top box businesses.

The Retention Plan also acknowledges that Mr. Nader’s voluntary resignation of employment on or within 18 months following the Z-Wave sale would constitute an involuntary termination in connection with a change-of-control, and as such, to encourage Mr. Nader’s continued employment with the Company and through the implementation of the Plan of Liquidation of the Company, the Retention Plan agrees to provide him with the severance benefits to which he would have been entitled had he terminated his employment on the closing of the Z-Wave sale.

A copy of the Retention Plan by and between the Company and Mr. Nader, dated May 27, 2018 is attached as Exhibit 10.1 to this Report.

Item 9.01 Financial Statements and Exhibits

Exhibits\

Item No.	Description

10.1	Terms of Continued Employment by and between Sigma Designs, Inc. and Elias Nader, dated May 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA DESIGNS, INC.

Date: June 1, 2018	By:	/s/ Elias Nader
Elias Nader Interim President and Chief Executive Officer and Chief Financial Officer